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                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                          OPERATING SEGMENT INFORMATION
             (SALES REVENUE CHANGE, VOLUME EFFECT AND PRICE EFFECT)

                                                                            FIRST QUARTER, 2001
                                                                 -----------------------------------------
                                                                                  CHANGE IN REVENUE DUE TO
                                                                                  ------------------------
                                                                  REVENUE         VOLUME             PRICE
                                                                 % CHANGE         EFFECT            EFFECT
                                                                 --------         ------            ------
         Chemicals segment
               Products:
                  Coatings, adhesives, specialty polymers
                      and inks                                       44%             --                --
                  Fine chemicals                                     (6)             --                --
                  Performance chemicals and intermediates            (6)             --                --
                                                                 ----------------------------------------
                      Total Chemicals segment                        15%             12%                5%
                                                                 ----------------------------------------

         Polymers segment
               Products:
                  Container plastics                                 24%             --                --
                  Fibers                                             (7)             --                --
                  Specialty plastics                                 (1)             --                --
                                                                 ----------------------------------------
                      Total Polymers segment                          7%              2%                7%
                                                                 ----------------------------------------

         Total Eastman                                               10%              7%                6%
                                                                 ========================================


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